EXHIBIT 4.5














                               BE AEROSPACE, INC.

                             2001 STOCK OPTION PLAN
















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                               BE AEROSPACE, INC.

                             2001 STOCK OPTION PLAN

1.       Purpose

                  The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company through ownership of shares of Common Stock and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries. The Plan is intended to comply with the terms and provisions of Rule 16b-3 promulgated under the Exchange Act. The Plan permits the Committee to grant Stock Options that constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code. Any provision of the Plan or any Award Document inconsistent with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code shall be inoperative and shall not affect the validity of the Plan, such Award Document or any other provision thereof.

                  The Plan is intended to replace the 1989 Option Plan (as defined below) and upon the Effective Date, no further option shall be granted under the 1989 Option Plan.

2.       Definitions and Rules of Construction

                  (a) Definitions. For purposes of the Plan, the following terms shall be defined as follows:

                  "1989 Option Plan" means the Company's 1989 Stock Option Plan, as amended, which is intended to be replaced by the Plan.

                  "Administrator" means the Committee or the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 3(d).

                  "Award Document" means a written document approved in accordance with Section 3 that sets forth the terms and conditions of the Stock Option granted to the Participant. An Award Document may be in written, electronic or other media and may be in the form of (i) an agreement between the Company that is executed by an officer on behalf of the Company and is signed by the Participant or (ii) a certificate issued by the Company that is executed by an officer on behalf of the Company but does not require the signature of the Participant.

                  "Board" means the Board of Directors of the Company, including any directors who may be Participants.

                  "Cause" means the termination of the Participant's employment or consulting engagement, as the case may be, as a result of "Cause" as such term or a similar term is defined in the employment agreement or consulting agreement applicable to the Participant. If there is no such employment agreement or consulting agreement or if such employment agreement or consulting agreement contains no such term, "Cause" means

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         (A) an act or acts of dishonesty undertaken by such Participant, (B)
         persistent failure to perform the duties and obligations of such Participant, which failure is not remedied in a reasonable period of time after receipt of written notice from Employer, (C) violation of confidentiality or proprietary information obligations to or agreements entered into with the Employer, (D) use, sale or distribution of illegal drugs on the Employer's premises, (E) threatening, intimidating or coercing or harassing fellow employees, or (F) the conviction of such Participant of a felony.

                  "Change in Control" has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If no such employment agreement or consulting agreement or if such agreement or consulting agreement contains no such term, "Change in Control" means:

                  (i) Approval by the shareholders of the Company of (A) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

                  (ii) Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

                  (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Exchange Act of more than 50% of either the then outstanding shares of the Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or a Subsidiary, (2) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (3) any employee benefit plan or the Company or a Subsidiary.

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                  "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations (including any proposed regulations) promulgated thereunder from time to time.

                  "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Board shall be deemed a reference to the Committee.

                  "Common Stock" means the common stock, par value $0.01 per share, of the Company or such other class of share or other securities as may be applicable under Section 11(b) hereof.

                  "Company" means BE Aerospace, Inc., a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

                  "Consultant" means any person other than an Employee, including an advisor, who provides services to the Company, its parent or any Subsidiary, as applicable. The term Consultant also includes any member of the Board or on the board of directors of any Subsidiary.

                  "Effective Date" means the date set forth in Section 4 of the Plan.

                  "Eligible Individuals" means the Employees and Consultants.

                  "Employee" means any person employed by the Company, Company's parent or any Subsidiary. A Participant shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave shall exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, three months after such ninety (90) day leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a director nor payment of a director's fee by the Company or a Subsidiary shall be sufficient to constitute "employment" by the Company or a Subsidiary.

                  "Employer" means the Company, its parent, or a Subsidiary, as applicable, that employs the particular Employee or engages the services of a Consultant, as the case may be.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rulings and regulations promulgated thereunder from time to time.

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                  "Fair Market Value" means, with respect to a share of Common
         Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock as reported on the composite tape for securities listed on the Nasdaq National Market ("NASDAQ"), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

                  "Incentive Stock Option" means a Stock Option which is an "incentive stock option" within the meaning of Section 422 of the Code and designated by the Committee as an Incentive Stock Option in an Award Document.

                  "Nonqualified Stock Option" means a Stock Option which is not an Incentive Stock Option.

                  "Participant" means an Eligible Individual to whom a Stock Option has been granted under the Plan.

                  "Plan" means this BE Aerospace, Inc. 2001 Stock Option Plan, as amended from time to time.

                  "Securities Act" means the Securities Act of 1933, as amended, and the applicable rulings and regulations promulgated thereunder from time to time.

                  "Stock Option" means an option to purchase shares of Common Stock granted to an Eligible Individual pursuant to the terms of the Plan.

                  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                  "Substitute Option" means a Stock Option granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

                  (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan. In addition, it is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the granting of Stock Options, and the distribution of shares of Common Stock pursuant to the

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exercise of Stock Options, hereunder will be entitled to the benefits of Rule
16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to
Section 13(g) hereof, grant Stock Options that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other Participants under this Plan is not compromised.

3.       Administration

                  (a) Power and Authority of the Committee. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members signed by a majority of the Committee members. The Committee shall have full power and authority, subject to the express provisions hereof:

                  (i) to select Participants from the Eligible Individuals;

                  (ii) to grant Stock Options in accordance with the Plan;

                  (iii) to determine the number of shares of Common Stock subject to each Stock Option;

                  (iv) to determine the terms and conditions of each Stock Option, including, without limitation, those related to vesting, forfeiture, payment and exercisability, whether a Stock Option is an Incentive Stock Option, and the effect, if any, of the termination of a Participant's status as an Employee or Consultant of the Company, its parent, or a Subsidiary, and including the authority to amend the terms and conditions of a Stock Option after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Stock Option;

                  (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Stock Options;

                  (vi) to construe and interpret any Award Document delivered under the Plan;

                  (vii) to prescribe, amend and rescind rules and procedures relating to the Plan;

                  (viii) to vary the terms of Stock Options to take account of tax, securities law and other regulatory requirements of foreign jurisdictions;

                  (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

                  (x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

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                  (xi) to make all other determinations and to formulate such procedures as may be necessary or advisable for the administration of the Plan; and

                  (xii) subject to Section 12, both generally and in particular instances, to waive compliance by a Participant with any obligation to be performed by him or her under a Stock Option and to waive any condition or provision of a Stock Option and to amend or cancel any Stock Option (and if a Stock Option is cancelled, to grant a new Stock Option on such terms as the Board shall specify) (nothing in this
         Section 3(a)(xii) shall be construed as limiting the power of the Committee to make adjustments required by Sections 9 and 11).

                  (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan and to decide any questions and settle and controversies and disputes that may arise in connection with the Plan.

                  (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

                  (d) Delegation of Authority. The Committee may, but need not, from time to time delegate some or all of its authority under the Plan to an Administrator consisting of one or more members of the Committee or of one or more officers of the Company; provided, however, that the Committee may not delegate its authority (i) to grant Stock Options to Eligible Individuals who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) under Sections 3(b) and 12 of the Plan. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation or thereafter. Nothing in the Plan shall be construed as obligating the Committee to delegate authority to an Administrator, and the Committee may at any time rescind the authority delegated to an Administrator appointed hereunder or appoint a new Administrator. At all times, the Administrator appointed under this Section 3(d) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by the Administrator in accordance with the Committee's delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to the Administrator.

                  (e) Liability of Committee. No member of the Committee shall be liable for any action nor determination made in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement in the manner provided in the Company's certificate of incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company's officers, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

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                  (f) Action by the Board. Anything in the Plan to the contrary notwithstanding, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.       Effective Date and Term

                  The Plan shall become effective upon its adoption by the Board subject to its approval by the stockholders of the Company. Prior to such stockholder approval, the Committee may grant Stock Options conditioned on stockholder approval. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board (including any adjournment or adjournments thereof), the Plan and any Stock Options granted thereunder shall terminate ab initio and be of no further force and effect. In no event shall any Stock Options be granted under the Plan after the tenth anniversary of the date of the Board's adoption of the Plan.

5.       Shares of Common Stock Subject to the Plan

                  (a) Basic Limitation. Subject to adjustment as provided in
Section 11 hereof, the aggregate number of shares of Common Stock that may be issued pursuant to exercise of Stock Options under the Plan shall not exceed 650,000 shares plus any shares that are available for issuance or that become available for issuance under the 1989 Option Plan (the "Plan Limit"). The number of shares of Common Stock allocable to Substitute Options shall not count against the Plan Limit.

                  (b) Special Limits. Anything to the contrary in Section 5(a) above notwithstanding, the maximum aggregate number of shares of Common Stock that may be subject to Stock Options granted to any Eligible Individual in any fiscal year of the Company shall equal 350,000 shares plus any shares that were available under this Section 5(b) for Stock Options to such Eligible Individual in any prior fiscal year but which were not issued to such Eligible Individual. Anything to the contrary in Sections 5(a) or 5(c) notwithstanding, the maximum aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options shall in no event exceed 650,000 shares (subject to adjustment pursuant to Section 11).

                  (c) Additional Shares. In the event that any outstanding Stock Option for any reason expires or is cancelled or otherwise terminated, the shares of Common Stock allocable to the unexercised portion of such Stock Option shall again be available for purposes of the Plan. In addition, the number of shares of Common Stock tendered to pay the exercise price of a Stock Option or to satisfy a Participant's tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Stock Options.

                  (d) Shares to be Issued. Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof. No fractional shares of Common Stock shall be issued under the Plan.

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6.       Eligible Individuals

                  Stock Options may be granted by the Committee to Eligible Individuals who, in the opinion of the Committee, are in the position to make a significant contribution to the success of the Company or its Subsidiaries; provided, however, that Consultants shall not be eligible to receive Incentive Stock Options. An individual's status as an Administrator shall not, by itself, affect his or her eligibility to participate in the Plan.

7.       Terms and Conditions of Stock Options

                  (a) Terms of Stock Options Generally. A Stock Option shall entitle the Participant to whom the Stock Option is granted the right to purchase a specified number of shares of Common Stock during a specified period at a price that is determined in accordance with Section 7(c) below. Stock Options may be either Nonqualified Stock Options or Incentive Stock Options. Except as expressly provided with respect to a specified Stock Option grant, no Stock Option granted pursuant to the Plan shall be an Incentive Stock Option. The Committee shall fix the vesting and exercisability conditions applicable to a Stock Option. Stock Options may be granted in combination with, in replacement for, or as alternatives to grants of rights under the Plan or any other employee compensation plan of the Company, including the plan of any acquired entity, or may be granted in satisfaction of the Company's obligations under any such plan.

                  (b) Terms Set Forth in Award Document. The terms and conditions of a Stock Option shall be set forth in an Award Document approved by the Committee and delivered or made available to the Participant as soon as administratively practicable following the date of such Stock Option. Except as provided in Section 7 hereof, the vesting, exercisability, payment and other restrictions applicable to a Stock Option (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) shall be determined by the Committee and set forth in the applicable Award Document. Notwithstanding the terms and conditions set forth in the Award Document, the Committee may accelerate the date on which any Stock Option first becomes exercisable.

                  (c) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant; provided that, subject to Section 7(e), the exercise price per share of Common Stock under a Stock Option shall be equal to at least 100% of the Fair Market Value on the date of grant of the shares of Common Stock subject to the Stock Option. Notwithstanding the foregoing, the exercise price per share of a Stock Option that is a Substitute Option may be less than the Fair Market Value per share on the date of award, provided that the excess of:

                  (i) the aggregate Fair Market Value (as of the date such Substitute Option is granted) of the shares of Common Stock subject to the Substitute Option, over

                  (ii) the aggregate exercise price thereof, does not exceed the excess of:

                  (iii) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Option, such fair market value to be determined

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         by the Committee) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

                  (iv) the aggregate exercise price of such shares.

                  (d) Option Term. The term of each Stock Option shall be fixed by the Committee and, subject to Sections 3(a)(viii) and 7(e) hereof, shall not exceed ten years from the date of grant.

                  (e) Incentive Stock Options. Each Stock Option granted pursuant to the Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Nonqualified Stock Option. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Stock subject to such Stock Option, and (B) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. To the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent or Subsidiary) exceeds $100,000, the excess Stock Options shall be treated as Nonqualified Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined as of the time the Stock Option with respect to such shares is granted.

                  (f) Exercisability of Stock Option. Unless the Committee at the time of grant otherwise specifies in the case of a particular Stock Option and except as provided in Sections 9 and 11(c) hereof, a Stock Option shall be exercisable from and after the date of grant for 25% of the total number of shares of Common Stock subject to the Stock Option, and shall become exercisable for an additional 25% of the total number of shares subject to the Stock Option on each of the first, second and third anniversaries of the date of grant. If the number of shares of Common Stock for which the Stock Option is exercisable at any time in accordance with this Section 7(f) includes a fractional share, the number of shares of which the Stock Option is then exercisable shall be rounded to the nearest whole share. Notwithstanding the foregoing, in the case of a Stock Option not immediately exercisable in full, the Committee may at any time accelerate the time at which all or any part of the Stock Option may be exercised.

8.       Exercise of Stock Options

                  (a) Method of Exercise. Any exercise of a Stock Option shall be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (i) any documents required by the Committee and (ii) payment in full as specified below in Section 8(b) for the number of shares of Common Stock for which the Stock Option is exercised. If a Stock Option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the Stock Option has been transferred by the Participant's will or the

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applicable laws of descent and distribution or pursuant to Section 10(a), the
Company shall be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of the person or persons exercising the Stock Option.

                  (b) Payment for and Delivery of Stock. Common Stock purchased under the Plan shall be paid for as follows: (i) in cash or by personal check, certified check, bank draft, money order or wire transfer payable to the order of the Company or (ii) if so permitted by the Committee (which, in the case of an Incentive Stock Option, shall specify such method of payment at the time of grant), (A) through the delivery of shares of Common Stock (which, in the case of Common Stock acquired from the Company, shall have been held for at least six months) having a Fair Market Value on the last business day preceding the date of exercise equal to the purchase price, (B) by having the Company hold back from the shares transferred upon exercise Common Stock having a fair market value on the last business day preceding the date of exercise equal to the purchase price, (C) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price or (D) by any combination of the permissible forms of payment.

9.       Termination, Death, Disability of Participant

                  (a) Termination as Employee or Consultant.

                  (i) If a Participant ceases to be an Employee or Consultant for any reason other than death, disability or for Cause, the Participant may exercise his or her Stock Option within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of cessation of service. The date of a Participant's cessation of service as an Employee or Consultant for any reason shall be determined in the sole discretion of the Committee. In the absence of a specified time in the Award Document, the Stock Option shall remain exercisable for three (3) months following the Participant's cessation of service as an Employee or Consultant (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of cessation of service and then terminate, unless otherwise provided in this Plan. Notwithstanding the foregoing, if a Participant ceases to be an Employee for any reason other than death, disability or for Cause,
         (A) and such Participant has been employed by the Company or any Subsidiary for a period of ten years or more, or (B) the Participant ceases to be an Employee by virtue of becoming an employee of an entity that was spun-out of the Company (or similar corporate transaction), each Stock Option held by the Participant immediately prior to ceasing to be an Employee shall remain exercisable, to the extent it was exercisable on the date such Participant ceases to be an Employee, until the expiration of the term of such Stock Option; provided, however, that if the Committee determines in good faith that the Participant has engaged in conduct that is harmful to the Company either in the course of such employee's employment or subsequently or in connection with the termination of employment, then each Stock Option held by the Participant shall terminate forthwith; and provided further that the Board may provide in any Award Document that upon such Participant's cessation of service as an Employee for any reason other than death, disability or for Cause,

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         regardless of the number of years such Participant has been employed, each Stock Option held by the Participant immediately prior to such employment termination may be exercised, to the extent it was exercisable on the date the Participant ceased to be an Employee, at any time during the three-month period commencing on the date the Participant ceases to be an Employee (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document).

                  (ii) In the event that a Participant ceases to be an Employee or Consultant for Cause, each Stock Option held by such Participant immediately prior to such cessation of service shall terminate forthwith. If, on the date of cessation of service, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall revert to the Plan. If, after cessation of service, the Participant does not exercise the vested portion of his or her Stock Option within the period of time as is specified in the Award Document (or this Plan, if not specified in the Award Document), the shares covered by such vested portion of the Stock Option shall revert to the Plan.

                  (b) Disability of Participant. If a Participant ceases to be an Employee or Consultant as a result of the Participant's disability (as defined in Section 22(e)(3) of the Code), the Participant may exercise his or her Stock Option within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent the Stock Option is vested on the date the Participant ceases to be an Employee or Consultant. In the absence of a specified period in the Award Document, the Stock Option shall remain exercisable during the period commencing on the date of cessation of service and ending on the first anniversary thereof. If, on the date of cessation of service, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall revert to the Plan unless otherwise provided in the Award Document. If, after the Participant's cessation of service, the Participant does not exercise the vested portion of his or her Stock Option within the period of time specified above, the shares covered by such vested portion of the Stock Option shall revert to the Plan.

                  (c) Death of Participant. If a Participant dies while an Employee or Consultant, the Stock Option may be exercised within such period as is specified in the Award Document (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent the Stock Option is vested on the date of death. In the absence of a specified period in the Award Document, the Stock Option shall remain exercisable during the period commencing on the death of the Participant and ending on the third anniversary of the death of the Participant (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Document) but only to the extent that the Stock Option is vested on the date of death. The Stock Option may be exercised by the executor or administrator of the Participant's estate or, if none, by the person(s) entitled to exercise the Stock Option under the Participant's will or the laws of descent or distribution or pursuant to Section 10 hereof. If, at the time of death, the Participant is not vested as to his or her entire Stock Option, the shares covered by the unvested portion of the Stock Option shall immediately revert to the Plan unless otherwise provided in the Award Document. If, after the Participant's death, the

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vested portion of the Stock Option is not exercised within the period specified above, the shares covered by such vested portion of the Stock Option shall revert to the Plan.

10.      Certain Restrictions

                  (a) Transfers. No Option shall be assignable or transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, subject to such terms and conditions as the Committee shall specify in its sole discretion, permit the transfer of an Option (i) to a Participant's family members, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of NASDAQ or any other national securities exchange on which the Common Stock is listed.

                  (b) Exercise. During the lifetime of the Participant, a Stock Option shall be exercisable only by the Participant or by a permitted transferee to whom such Stock Option has been transferred in accordance with Section 10(a). After the death of a Participant, a Stock Option may be exercisable by that Participant's personal representatives, heirs or legatees.

11.      Recapitalization and Corporate Transactions

                  (a) Authority of the Company and Stockholders. The existence of the Plan, the Award Documents and the Stock Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) Change in Capitalization. Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a) above, including the maximum number of shares available under the special limits provided for in Section 5(c) above, may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Stock Options and the number and kind of shares subject to any outstanding Stock Option and the purchase price per share, if any, under any outstanding Stock Option may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Stock

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Options. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.
Unless otherwise determined by the Committee, such adjusted Stock Options shall be subject to the same vesting schedule and restrictions to which the underlying Stock Option is subject.

                  (c) Change in Control. Except as otherwise specified in the applicable Award Document or in a Participant's employment agreement, in the event of a Change in Control, the Board or the Committee shall provide, in its discretion, for either of the following:

                  (i) the Participant to be fully vested in and have the right to exercise the Stock Option as to all of the Common Stock, including shares as to which he would not otherwise be vested or exercisable; or

                  (ii) each outstanding Stock Option to be assumed or an equivalent option or award substituted by the successor corporation or a parent or subsidiary of the successor corporation.

If a Stock Option becomes fully vested and exercisable pursuant to this Section 11(c), then the Committee shall notify the Participant in writing or electronically of the change in the Stock Option and that the Stock Option shall terminate twenty (20) days from the date of such notice (to the extent applicable). For the purposes of this Section 11(c), the Stock Option shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive on the same terms and conditions as the Stock Option, for each share of Common Stock subject to the Stock Option immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Stock Option, for each share of Common Stock subject to the Stock Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

                  (d) Substitute Options. The Committee may grant Substitute Options under the Plan in substitution for options held by employees, consultants or advisers of another corporation who concurrently become employees, consultants or advisers of the Company or a Subsidiary as the result of a merger or consolidation of that corporation with the Company or a Subsidiary, or as the result of the acquisition by the Company or a Subsidiary of property or stock of that corporation. The Company may direct that Substitute Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

12.      Amendments; Termination

                  The Board may at any time discontinue granting options under the Plan. The Board may at any time or times amend the Plan or any outstanding option for the purpose of

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

satisfying the requirements of section 422 of the Code or of any changes in applicable laws or regulations or for any other purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of options; provided, however, that (except to the extent expressly required or permitted herein above) no such amendment shall, without the approval of the shareholders of the Company if such stockholder approval is required by then current law, (a) increase the maximum number of shares available under the Plan,
(b) change the definition of Eligible Individuals or otherwise change the eligibility requirements for participating in the Plan, (c) decrease the Exercise Price at which Incentive Stock Options may be granted, (d) extend the time within which Stock Options may be granted, (e) alter the Plan in any manner that would disqualify the status of Incentive Stock Options granted under the Plan, (f) amend the provisions of this Section 12, and no such amendment shall adversely affect the rights of any participant (without his or her consent) under any Stock Option previously granted; and provided further that no such amendment shall reduce the exercise price of any Stock Option previously granted hereunder. Notwithstanding any provision herein or in any Award Document to the contrary, the Board or the Committee shall have the broad authority to amend the Plan or any Stock Option under the Plan to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and federal laws.

13.      Miscellaneous Provisions

                  (a) Tax Withholding. If the Employer shall be required to withhold any amounts by reason of any federal, state or local tax rules or regulations in respect of the issuance of shares of Common Stock pursuant to the exercise of a Stock Option, the Employer shall be entitled to deduct and to withhold such amount from any cash payments to be made to the Participant. In any event, the Participant shall either (i) make available to the Employer, promptly when requested by the Employer, sufficient funds or, if the Committee so provides, shares of Common Stock (valued at Fair Market Value as of the date the withholding tax obligation arises (the "Tax Date")), to meet the requirements of such withholding, or (ii) unless disallowed by the Committee, irrevocably authorize the Employer to withhold from the shares of Common Stock otherwise issuable to the Participant as a result of such exercise a number of shares of Common Stock having a Fair Market Value as of the Tax Date which alone, or when added to funds paid or shares of Common Stock delivered to the Company by the Participant, equal to the amount of the minimum withholding tax obligation (the "Withholding Election") and the Company shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds or shares of Common Stock made available to the Employer out of any funds or property due or to become due to the Participant. A Participant's Withholding Election may only be made prior to the Tax Date and may be disapproved by the Committee. The Committee may establish such rules and procedures, including, without limitation, any rules or procedures necessary to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, as it may deem necessary or advisable in connection with the withholding of taxes relating to the exercise of any Stock Option.

                  (b) No Right to Grants or Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Stock Options under the Plan or any other benefit plan of the Company or to adopt other plans or arrangements under which Common Stock may be issued. Nothing in the Plan or in any Stock Option or Award Document shall confer upon any Employee any right to continued employment with Employer or interfere in any way with the right of Employer to terminate the employment of any of its employees at any time, with or without cause.

                  (c) Rights of Stockholder. A Participant shall not have the rights of a shareholder with regard to Stock Options under the Plan except as to Common Stock actually received by the Participant under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date except as provided in Section 11(b).

                  (d) Other Compensation. Nothing in this Plan shall preclude or limit the ability of the Employer to pay any compensation to a Participant under the Employer's other compensation and benefit plans and programs.

                  (e) Other Employee Benefit Plans. Payments received by a Participant under any Stock Option made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Employer, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

                  (f) Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment or settlement of any Stock Option, nothing contained herein shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof with respect to awards hereunder.

                  (g) Securities Law Restrictions and Compliance with Law. The Committee may require each Participant purchasing or acquiring shares of Common Stock pursuant to a Stock Option under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless (i) the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws, (ii) in the case that the outstanding Common Stock is at the time listed on any stock exchange, the shares of Common Stock to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (iii) all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. Notwithstanding any provision of the Plan or any Award Document to the contrary, no Stock Option shall be granted or exercised at any time when such Stock Option or the granting or exercise thereof or payment therefore may result in the violation of any law or governmental order or regulation.

                  (h) Compliance with Section 16(b) of Exchange Act. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

                  (i) Award Document. In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern, and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

                  (j) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.

                  (k) Application of Funds. The proceeds received from the Company from the sale of Common Stock or other securities pursuant to Stock Options will be used for general corporate purposes.

                  (l) Deferral. The Committee may, in its discretion and as provided in the applicable Award Document, permit a Participant to defer receipt of the shares underlying a Stock Option upon exercise pursuant to the terms of any deferred compensation plan maintained by the Company.

                  (m) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.


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